SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☐

Filed by a party other than the registrant ☒

Check the appropriate box:

☐ Preliminary proxy statement.

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive proxy statement.

☒ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

HARVARD ILLINOIS BANCORP, INC.

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS II, L.P.

STILWELL VALUE PARTNERS VII, L.P.

STILWELL PARTNERS, L.P.

STILWELL VALUE LLC

JOSEPH STILWELL

PETER WILSON

MARK S. SALADIN

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Note: Below is the text of an advertisement appearing in the Northwest Herald and the Morris Daily Herald on May 11, 2012.

Paid Advertisement

The Stilwell Group

111 Broadway, 12th Floor

New York, NY 10006

(212) 269-1551

info@stilwellgroup.com

THE DIRECTORS OF HARVARD ILLINOIS BANCORP, INC. ARE:

Donn L. Claussen, Michael P. Feeney, Steven D. Garrels, John W. Rebhorn,

William D. Schack, Duffield J. Seyller III, Richard L. Walker

May 7, 2012

Dear Fellow HARI Owner,

I am writing to you because I believe the current Board of Directors is unable to properly steward our capital.

Last year, the Bank earned $4,000, yet Mr. Seyller received compensation of $332,000.

Non-performing assets are hovering around 5%. This is a poor number and speaks ill of either our managers’ abilities or the Bank’s likelihood of success if it remains independent.

Furthermore, HARI remains restricted by a Memorandum of Understanding with their regulator which was established in September 2010. They are unable to pay dividends or repurchase shares.

The Board is responsible for representing the best interests of the Company’s shareholders. Their grotesque awards of pay raises when the Bank is barely turning a profit demonstrate their misguided allegiance to their long-serving CEO over the owners of the Bank.

It is our belief that HARI should be sold to a better run bank. If you agree, please vote the GREEN proxy card for our independent candidate.

Sincerely,

Joseph Stilwell

This advertisement paid for by The Stilwell Group